UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2023
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin,	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2023, Holden Hills, L.P., a Texas limited partnership and 50% owned subsidiary of Stratus Properties Inc. (Stratus), as borrower (Partnership), and Comerica Bank, as lender (Lender), entered into a construction loan agreement (Loan Agreement), installment note and other related loan and collateral documents, and Stratus and Lender entered into a guaranty (collectively, the Loan Documents), to finance the development of Phase I of the Holden Hills development project (Holden Hills Project). For additional information regarding the Partnership and the Holden Hills Project, see Item 1.01 of Stratus’ Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2023, which information is incorporated into this Item 1.01 by reference.

The Loan Documents provide for a senior secured construction loan (Loan) in the aggregate principal amount of the lesser of (i) $26.1 million, (ii) 23% of the total development costs for Phase I or (iii) the amount that would result in a maximum loan-to-value ratio of 28%. The Loan has a maturity date of February 8, 2026. Advances under the Loan bear interest at the one-month Bloomberg Short-Term Bank Yield Index Rate with a floor of 0.5%, plus 3.0%. Payments of interest only on the Loan are due monthly until the maturity date with the outstanding principal due at maturity. The Partnership may prepay all or any portion of the Loan without premium or penalty. Amounts repaid under the Loan may not be reborrowed.

The Loan is secured by the Holden Hills Project, including the land related to both Phase I and Phase II, and the Phase I improvements. After completion of construction of Phase I, the Partnership may sell and obtain releases of the liens on single-family platted home sites, individual pods or the Phase II land, subject to specified conditions, and upon payment to the Lender of specified amounts related to the parcel to be released. No distributions with respect to equity interests of the Partnership are permitted while the Loan is outstanding, other than, in connection with the initial capitalization of the Partnership, the distribution of $30 million in cash to Stratus Properties Operating Co., L.P., the Stratus subsidiary that is the Class A limited partner in the Partnership (Class A Limited Partner) and reimbursement to the Class A Limited Partner of approximately $5.8 million in cash for certain initial project costs and closing costs recently advanced in connection with the Loan closing.

The Partnership is expected to be eligible to be reimbursed in the future by Travis County Municipal Utility Districts (MUD) for a portion of future costs of certain improvements that will enable access and provide utilities necessary for the development of both the Holden Hills Project and Stratus’ Section N property (Tecoma Improvements) and also for a portion of future costs related only to the Holden Hills Project, with such MUD reimbursements currently estimated to be up to a maximum of $6.4 million for the Tecoma Improvements and $8.0 million for only the Holden Hills Project. The Partnership has agreed to deliver to the Class A Limited Partner 60% of any MUD reimbursements for Tecoma Improvement costs paid directly by the Class A Limited Partner, when such reimbursements are received by the Partnership. The Partnership must apply all MUD reimbursements it receives and is entitled to retain as payments of principal on the Loan. The amount and timing of MUD reimbursements depends, among other factors, upon the MUD having a sufficient tax base within its district to issue bonds and obtaining the necessary state approval for the sale of the bonds. Accordingly, the amount and timing of the Partnership's or Stratus' receipt of MUD reimbursements is uncertain.

In connection with the Loan, Stratus has entered into a guaranty for the benefit of the Lender pursuant to which Stratus has guaranteed the payment of the Loan and the completion of Phase I, including the Tecoma Improvements. Stratus is also liable for customary carve-out obligations and an environmental indemnity. Without the consent of Lender, Stratus cannot, among other things, purchase more than $1 million of its common stock (other than in connection with its $10 million stock repurchase program previously approved by the Lender). Stratus must maintain, on a consolidated basis, a Net Asset Value not less than $125 million, and a Debt-to-Gross-Asset Value not more than 50% (in each case as defined in the guaranty).

The foregoing description of the Loan and the Loan Documents is not intended to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, installment note and guaranty, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

Stratus issued a press release dated February 14, 2023, titled “Stratus Properties Inc. Secures Financing for and Begins Construction of Holden Hills, a Residential Project in the Barton Creek Community.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1	Construction Loan Agreement by and between Holden Hills, L.P., as borrower, and Comerica Bank, as lender, dated February 8, 2023.
10.2	Installment Note by and between Holden Hills, L.P. and Comerica Bank dated February 8, 2023.
10.3	Guaranty by Stratus Properties Inc. for the benefit of Comerica Bank dated February 8, 2023 with respect to the Construction Loan Agreement by and between Holden Hills, L.P., as borrower, and Comerica Bank, as lender, dated February 8, 2023.
99.1	Press Release dated February 14, 2023, titled “Stratus Properties Inc. Secures Financing for and Begins Construction of Holden Hills, a Residential Project in the Barton Creek Community.”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer and
Principal Accounting Officer)

Date: February 14, 2023